Exhibit 99.1

FOR IMMEDIATE RELEASE:

Generation Zero Group, Inc. Secures Use of www.Beach.org
Website Dedicated to Gulf Coast Oil Spill Coverage at Beaches

Atlanta, GA – June 14, 2010 — Generation Zero Group, Inc. (the “Company”) (OTCBB: GNZR)   Generation Zero Group, Inc. today announced that it has secured a license to control www.Beach.org.  The Company intends to operate the domain as a portal for current information about the BP oil spill in the Gulf of Mexico and the beach areas that are affected.

The oil spill has been headline news since the spill began more than seven weeks ago and www.Beach.org will gather timely information with an unbiased presentation.  The Company intends to build traffic to the website through the implementation of the technology it acquired from Find.com Acquisition, Inc. which utilizes search engine optimization and indexing on search engines.  The website will also look to add user generated content by allowing people to upload photos from various beaches affected by the oil spill.

The Company anticipates that the website will be operational before the end of June 2010.

Commenting on www.Beach.org, Company Chief Executive Officer Matthew Krieg commented:  “I believe Beach.org is another premium domain name that fits within our strategy.  The term “Beach” is searched tens of millions of times per month on the major search engines.  One of the results of the unfortunate oil spill in the Gulf is that beaches have become more prominent as the tourism interest has given way to the environmental concerns related to the oil spill.

My initial interest in beaches.org was based on tourism and travel.  When the oil spill incident occurred, we decided to change the focus to an information portal at least for so long as this oil spill and the aftermath continues.  We hope that the oil spill situation is resolved as quickly as possible.  After that time, we plan to refocus beach.org to a more commercial travel related website.  However, until we refocus Beach.org, we plan to donate 5% of the gross revenue GNZR generates from the Beach.org website to not for profit causes dedicated to helping people and/or businesses impacted by this disaster.”

About Generation Zero Group, Inc.:

Generation Zero Group, Inc.  (www.generationzerogroup.com)  Based in Atlanta, Georgia, Generation Zero Group, Inc. is focused on having controlling or significant ownership interests in Premium Domain names, next-generation Technologies and Businesses with strong growth potential.  The Company intends to use its expertise in Internet marketing, search engine optimization, and cutting edge technology to build and expand its business interests in their respective markets.

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

Company & Investor Relations Contact:

William Goldstein
888-214-1710